UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2002

NEW CENTURY FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

ITEM 5.    OTHER EVENTS

We are filing this Current Report on Form 8-K to disclose the following recent developments involving us, and to incorporate such disclosure into our Registration Statement on Form S-3 (Registration No. 333-66694) and our Registration Statement on Form S-3 (Registration Statement No. 333-83984):

(a)  Credit Facilities.

On November 21, 2002, we amended our warehouse and aggregation facility with UBS Warburg Real Estate Securities Inc. to increase the maximum credit available under such facility from $400 million to $750 million. On December 1, 2002, we entered into a new aggregation facility with Morgan Stanley Mortgage Capital Inc. to replace our aggregation facility with Morgan Stanley which expired in December 2002 and to increase the maximum credit available under such facility from $500 million to $900 million. On December 23, 2002, we amended our Master Loan and Security Agreement for delinquent and problem loans with Salomon Brothers Realty Corp. to increase the maximum credit available under such agreement from $25 million to $50 million.

On December 23, 2002, we amended the documents related to our aggregation facility and our warehouse facility with Salomon Brothers Realty Corp. Currently, the maximum credit available under our aggregation facility with Salomon Brothers is $650 million; provided, that we have the option to increase this amount at any one time to $800 million. The maximum credit available under our warehouse facility with Salomon Brothers remains at $150 million; provided, that the credit extended under both our aggregation facility and our warehouse facility with Salomon Brothers may not at anytime exceed $800 million in the aggregate.

The agreements relating to these credit facilities are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 to this Current Report and are incorporated herein by reference.

(b)  Employment Agreement.

Effective January 1, 2003, we entered into a new employment agreement with Patrick H. Rank, President of Retail Operations of New Century Mortgage Corporation and the President and Chief Executive Officer of The Anyloan Company, a subsidiary of New Century. The new employment agreement replaces the employment agreement we entered into with Mr. Rank effective as of August 1, 2001.

Mr. Rank’s new employment agreement is identical to the employment agreements we entered into with each of Robert K. Cole, Brad A. Morrice, Edward F. Gotschall effective January 1, 2002 and with Patrick Flanagan effective February 2002 except that Mr. Rank remains eligible to receive any remaining bonus payment due under his old employment agreement with respect to fiscal year 2002. The employment agreements of Messrs. Cole, Morrice and Gotschall are described in the “Executive Compensation” section of our 2002 Proxy Statement.

(c)  Board of Directors.

On November 12, 2002, we announced that our Board of Directors had authorized an increase in the size of the Board of Directors from seven to nine members and had appointed William J. Popejoy and Donald E. Lange as independent members to fill the vacancies created by the increase in size of the Board of Directors. A copy of the press release issued by New Century is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

(d)  Quarterly Dividend.

On December 19, 2002, we announced that our Board of Directors had authorized an increase in the quarterly cash dividend payment to our common stockholders from $0.05 to $0.10 per share. A copy of the press release issued by New Century is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

ITEM 7.    EXHIBITS

(a)	Financial statements of business acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to the Master Loan & Security Agreement, dated as of November 13, 2002, by and among New Century Mortgage Corporation, NC Capital Corporation and Salomon Brothers Realty Corp.

10.2
Amendment No. 2 to the Committed Note Purchase and Security Agreement, dated as of November 21, 2002, by and among New Century Funding I, UBS Warburg Real Estate Securities Inc. and each person party thereto as a Noteholder from time to time.

10.3	Amendment No. 1 to Loan Purchase Agreement, dated as of November 21, 2002, by and among New Century Mortgage Corporation, New Century Financial Corporation and New Century Funding I.

10.4	Master Loan & Security Agreement, dated December 1, 2002, by and between NC Capital Corporation and Morgan Stanley Mortgage Capital Inc.

10.5	Amendment No. 4 to the Master Loan & Security Agreement, dated December 23, 2002, by and among New Century Mortgage Corporation, NC Capital Corporation and Salomon Brothers Realty Corp.

10.6	Amendment No. 1 to the Master Repurchase Agreement, dated December 23, 2002, by and between New Century Funding SB-1 and Salomon Brothers Realty Corp.

10.7	Amendment No. 1 to the Letter Agreement, dated December 23, 2002, by and between New Century Funding SB-1 and Salomon Brothers Realty Corp.

10.8	Amendment No. 1 to the Letter Agreement, dated December 23, 2002, by and among NC Capital Corporation, New Century Mortgage Corporation and Salomon Brothers Realty Corp.

99.1	Press Release, dated November 12, 2002.

99.2	Press Release, dated December 19, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

January 10, 2003	By:	/s/ ROBERT K. COLE
Robert K. Cole Chairman and Chief Executive Officer

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